Exhibit 10.1

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 to the LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of December 10, 2014 (the “Effective Date”), between ALCATEL-LUCENT USA, INC., a Delaware corporation (“Lender”), and IKANOS COMMUNICATIONS, INC., a Delaware corporation (“Borrower”), amends the terms on which Lender shall lend to Borrower and Borrower shall repay Lender. Capitalized terms used herein without definition shall have the same meanings given in the Loan Agreement (as defined below).

RECITALS

A.	Borrower and Lender entered into that certain Loan and Security Agreement dated as of September 29, 2014 (the “Loan Agreement”).

B.	Borrower desires that Lender amend the Loan Agreement upon the terms and conditions more fully set forth herein. Lender is willing to so amend the Loan Agreement.

AGREEMENT

The parties agree as follows:

1 AMENDMENTS TO THE LOAN AGREEMENT

1.1 Section 2.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a) Availability. Subject to the terms and conditions set forth herein, Lender agrees to make the Loan to Borrower on the Funding Date in an aggregate amount (the “Original Principal Amount”) not to exceed $10,000,000; provided that the Borrower shall have the option to reduce the Original Principal Amount on a dollar-for-dollar basis for each Dollar of gross proceeds received by the Borrower in the Rights Offering in excess of $5,000,000, excluding any investment by Taurus in the Rights Offering; provided, however, that, except as provided in Section 2.2(b), the Original Principal Amount shall not be reduced to an amount less than $1,000,000. Any amount of the Loan repaid or prepaid may not be reborrowed. The proceeds of the Loan shall be used by the Borrower exclusively for development of Chipsets to be produced by Borrower pursuant to and under the terms of the Commercial Agreement.

(b) Termination of Loan Commitment. The commitment of the Lender to make the Loan shall be terminated at the option of either party to this Agreement if the all of the Transactions shall not have been consummated on or prior to March 31, 2015.

1.2 Section 3.1(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(i) Borrower shall have issued to Lender or to an Affiliate of Lender, as directed by Lender, warrants having a term of three (3) years (the “Warrants”), which Warrants shall entitle Lender or such Affiliate of Lender to purchase (1) 3,157,894 shares of common stock of the Borrower (the “Original Warrant”) and (2) 1,578,947 shares of common stock of the Borrower (the “Warrant Issuance”). The Original Warrant shall be amended to remove any reference to such Warrants being subject to cancellation in the event that the Original Principal Amount of the Loan is reduced for any reason;

2 LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed to be a modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein.

[Remainder of page intentionally left blank – signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Loan and Security Agreement to be executed as of the Effective Date.

BORROWER:

IKANOS COMMUNICATIONS, INC., a Delaware corporation

By	/s/ Omid Tahernia
Name: Omid Tahernia
Title: President & Chief Executive Officer

LENDER:

ALCATEL-LUCENT USA, INC.

By	/s/ Fred Ludtke
Name: Fred Ludtke Title: VP, M&A

[Signature page to Amendment No. 1 to Loan and Security Agreement]